UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2021

Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street
Provo, Utah 84601

(Address of principal executive offices and zip code)

(801) 345-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2021, Nu Skin Enterprises, Inc. (the “Company”) issued a press release announcing its financial results for the three-month and annual periods ended December 31, 2020, and certain other information. A copy of the press release is attached as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

The press release furnished herewith as Exhibit 99.1 contains non-GAAP financial measures. Management believes non-GAAP financial measures assist management and investors in evaluating and comparing period-to-period results and projections in a more meaningful and consistent manner.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On February 8, 2021, Ritch N. Wood, the Company’s Chief Executive Officer, informed the Company’s Board of Directors (the “Board”) that he will retire as CEO effective September 1, 2021. He also provided notice that he will not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders. Following more than 30 years of service to the Company, including 4 years as CEO and 14 years as Chief Financial Officer, Mr. Wood believes that the Company’s strong position makes this an appropriate time for an orderly transition in leadership. Mr. Wood has agreed to remain with the Company through early 2022 to support the leadership transition by providing advice, guidance and assistance following the conclusion of his service as CEO.

On February 9, 2021, the Board appointed Ryan S. Napierski as the Company’s CEO effective upon Mr. Wood’s departure as CEO in September 2021. It is anticipated that Mr. Napierski will begin taking on additional responsibilities over the next several months in preparation for the leadership transition in September.

Mr. Napierski, 47, has been with the Company for more than 25 years. He has served as the Company’s President since 2017, and it is anticipated that he will also continue in this role after he becomes CEO. Previously, he served as President of Global Sales and Operations from 2015 to 2017. Prior to serving in that position, he served as both President of the Company’s North Asia region since 2014 and President of Nu Skin Japan since 2010. Mr. Napierski has fulfilled multiple leadership positions since joining the Company in 1995, including Vice President of Business Development for Nu Skin EMEA and General Manager of the United Kingdom. Mr. Napierski has a Bachelor’s degree in business, a Master’s degree in business administration from Duke University and a Master’s degree in international business from Goethe Universitat in Germany.

On February 10, 2021, the Executive Compensation Committee of the Company’s Board determined that Mr. Wood will continue with his current salary of $1,000,000 and target bonus percentage of 110% of salary until he steps down as CEO, at which time his annual salary will decrease to $550,000 and his target bonus percentage will be 60% for the remainder of his time with the Company. The Executive Compensation Committee also approved the grant of restricted stock units to Mr. Wood having a grant value of approximately $1,167,000 (approximately one-third of the value of his typical award), reflecting his one remaining year of service to the Company. These restricted stock units will vest in full on February 15, 2022.

Mr. Napierski’s compensation as CEO will be determined at a later date. Mr. Napierski does not have a family relationship with any of the Company’s other executive officers and directors. Other than as set forth herein, there are no arrangements or understandings between Mr. Napierski and any other person pursuant to which he was selected as CEO.

During 2020, the Company paid employment compensation in excess of $120,000 to one relative of Mr. Napierski. Cade Napierski, the brother of Mr. Napierski, received approximately $689,000 in salary, bonuses, expatriate and repatriation benefits and other compensation during 2020, as well as 1,507 restricted stock units and 2,289 performance-based stock options. Cade Napierski continues to be an employee of the Company, and as such, he also participates in the employee benefit plans available generally to the Company’s employees.

A copy of the press release issued by the Company on February 10, 2021 is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Nu Skin Enterprises’ press release dated February 10, 2021, regarding financial results for the three-month and annual periods ended December 31, 2020.

99.2	Nu Skin Enterprises’ press release dated February 10, 2021, regarding CEO transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer
Date: February 11, 2021